UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 6, 2023

PLIANT THERAPEUTICS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39303	47-4272481
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

260 Littlefield Avenue, South San Francisco, CA	94080
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (650) 481-6770

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	PLRX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 6, 2023 (the “Effective Date”), the Board of Directors (the “Board”) of Pliant Therapeutics, Inc. (the “Company”) increased the authorized size of the Board from eight to ten members, creating two vacancies on the Board, one in the Class I of directors whose term expires at the Company’s 2024 annual meeting of stockholders and one in the Class II of directors whose term expires at the Company’s 2025 annual meeting of stockholders.

On the Effective Date, the Board appointed, upon the recommendation of the Nominating and Corporate Governance Committee of the Board (the “Nominating and Governance Committee”), each of Thomas McCourt and Darren Cline to fill the Class II and Class I vacancies on the Board, respectively. In addition, effective as of the Effective Date, the Board appointed Mr. McCourt to serve on the Compensation Committee of the Board (the “Compensation Committee”) and Mr. Cline to serve on the Audit Committee of the Board (the “Audit Committee”), in each case upon the recommendation of the Nominating and Governance Committee.

There are no arrangements or understandings between Messrs. McCourt or Cline and any other person pursuant to which either was appointed as a director of the Company. The Board has determined that both Mr. McCourt and Mr. Cline qualify as independent directors and are qualified to serve under the applicable rules and regulations of the U.S. Securities and Exchange Commission (the “SEC”) and the listing rules of The Nasdaq Stock Market LLC. There is no transaction involving either Mr. McCourt or Mr. Cline that requires disclosure under Item 404(a) of Regulation S-K.

As of the Effective Date, Messrs. McCourt and Cline will participate in the Company’s non-employee director compensation arrangements, which are generally described under the heading “Director Compensation” in the Company’s Proxy Statement for its 2022 Annual Meeting of Stockholders as filed with the SEC on April 29, 2022 and amended from time to time. Under these arrangements, each of Messrs. McCourt and Cline will receive an annual retainer of $40,000 starting on the Effective Date, with payment pro-rated for any partial period of service. In addition, Mr. McCourt will receive an annual retainer of $5,000 for his service on the Compensation Committee and Mr. Cline will receive an annual retainer of $7,500 for his service on the Audit Committee, in each case, with payment pro-rated for any partial period of service. On the Effective Date, each of Messrs. McCourt and Cline also received an option to purchase 22,000 shares of the Company’s common stock, which will vest in substantially equal monthly installments over three years, subject to his continuous service as a member of the Board. The Company will also enter into its standard form of indemnification agreement with each of Messrs. McCourt and Cline.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PLIANT THERAPEUTICS, INC.

Date: March 8, 2023	By:	/s/ Keith Cummings
Keith Cummings, M.D., MBA
Chief Financial Officer